AMENDMENT NO. 3
                                     TO THE
                COLUMBUS MCKINNON CORPORATION THRIFT 401(K) PLAN


          Columbus McKinnon Corporation (the "Corporation") hereby amends the Columbus McKinnon Corporation Thrift 401(K) Plan (the "Plan"), as amended and restated in its entirety effective January 1, 1989 and as amended by Amendment No. 1 effective February 24, 1995 and Amendment No. 2 effective April 1, 1996, as permitted under Section 13.1 of the Plan, as follows:


     1. New Section 1.8A of the Plan, entitled "Break in Service," is added to the Plan effective January 1, 1998 to read as follows:

"1.8A    "BREAK IN SERVICE."

     (a) IN GENERAL. An Employee shall incur a one-year Break in Service for each 12 month computation period in which an Employee is credited with less than 501 Hours of Service. For purposes of determining Years of Vesting Service the computation period shall be the calendar year.

     (b) SPECIAL RULE FOR MATERNITY OR PATERNITY ABSENCE. Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from service by reason of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee by reason of adoption, or care for such child immediately following such birth or adoption, shall be credited with up to 501 Hours of Service at the rate such Hours of Service would normally have been credited to the Employee but for such absence. The Hours of Service shall be credited to the Employee in the computation period in which the absence commenced if necessary to avoid a Break in Service in that period or, in any other case, in the immediately following computation period."


     2. Section 1.12 of the Plan, entitled "Eligible Employee," is amended effective April 1, 1998 to read as follows:

"1.12    "ELIGIBLE EMPLOYEE."

     (a) IN GENERAL. "Eligible Employee" means any Employee who is employed by an Employer and who is regularly employed at a facility located within the United States of America.


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     (b) EXCLUSION OF CERTAIN EMPLOYEES.  The term "Eligible Employee" shall not include any employee:

          (1) COLLECTIVE BARGAINING EMPLOYEES -- who is employed in any bargaining unit covered under a collective bargaining agreement which does not provide for participation by employees of such unit in this Plan;

          (2)  LEASED  EMPLOYEES  --  who  is  employed  as a  Leased  Employee;

          (3) CONTRACT EMPLOYEE -- whose services are performed in the capacity of a consultant or contractor or other capacity pursuant to a written contract which provides that his services are to be rendered in a capacity other than as a regular employee, or who is compensated by fees or similar charges requiring the submission of invoices, as opposed to being compensated by a regular fixed salary or wage;

          (4) EMPLOYEES TEMPORARILY ASSIGNED TO U.S. LOCATIONS -- who [1] is regularly employed outside the United States, [2] is employed within the United States by an Employer pursuant to a temporary assignment, [3] was not covered under the Plan immediately prior to such temporary assignment, and [4] is continuing to accrue benefits under one or more foreign retirement plans during such temporary assignment."


     3. New Section 1.21A of the Plan, entitled "Matching Contribution," is added to the Plan effective January 1, 1998 to read as follows:

"1.27A MATCHING CONTRIBUTION means a contribution made for the benefit of a Participant pursuant to Section 3.3."


     4. New Section 1.33 of the Plan, entitled "Year of Vesting Service," is added to the Plan effective January 1, 1998 to read as follows:

"1.33    "YEAR OF VESTING SERVICE."

     (a) IN GENERAL. An Employee shall be credited with a Year of Vesting Service for each calendar year ending on or after the Employee's 18th birthday in which the Employee is credited with at least 1,000 Hours of Service, subject to the exclusions set forth in Section 1.33(b).


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     (b) EFFECT  OF A BREAK  IN  SERVICE.   In the  event  that an  Employee  is
reemployed following a one-year Break in Service, service completed by the Employee prior to the Break in Service shall be excluded from his Years of Vesting Service in accordance with this Section 1.33(b):

          (1) ONE YEAR HOLD-OUT. If an Employee who has not become partially vested in his Matching Contribution Account incurs a one-year Break in Service, the service credited prior to the Break in Service shall thereafter be excluded from his Years of Vesting Service until the Employee has completed a Year of Vesting Service after the Break in Service.

          (2) FIVE YEAR BREAK IN SERVICE. If an Employee who has not become partially vested in his Matching Contribution Account incurs a number of consecutive one-year Breaks in Service which equals or exceeds the greater of five or the aggregate number of the Employee's prior Years of Vesting Service (determined without regard to his age but excluding therefrom any Years of Vesting Service disregarded by reason of any prior Break in Service), the service credited prior to the Break in Service shall thereafter be excluded from his Years of Vesting Service."


     5. Section 2.1 of the Plan, entitled "In General," is amended effective April 1, 1998 to read as follows:

"2.1 IN GENERAL. Each Eligible Employee who was not a Participant in the Plan on March 31, 1998 shall be eligible to become a Participant on the first day of the month coinciding with or next following the expiration of 90 calendar days since his Employment Commencement Date, provided he is then an Eligible Employee.

     If the first day on which an Eligible Employee may commence participation occurs during a period the Eligible Employee is not performing any services as an Eligible Employee for any reason except a termination of employment, then such Eligible Employee may commence participation as of the date he again begins performing such services, or as of the first day of any subsequent month, provided he is then an Eligible Employee."


     6. New Section 3.3 of the Plan, entitled "Matching Contributions," is added to the Plan effective January 1, 1998 to read as follows:

"3.3     MATCHING CONTRIBUTIONS.



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     (a) CONTRIBUTION  REQUIRED.  The Employer of each person who is an Employee on the last day of a Plan Year and on whose behalf a Salary Reduction Contribution was made during the Plan Year shall contribute to the Plan on behalf of such Employee a Matching Contribution in an amount determined under
Section 3.3(b).

     (b) AMOUNT OF CONTRIBUTION. The Matching Contribution required to be made on behalf of an Employee under Section 3.3(a) shall be an amount equal to 50 percent of the Salary Reduction Contributions made on behalf of the Employee during the Plan Year provided, however, that Matching Contributions shall not exceed 3 percent of the Employee's Base Pay for the Plan Year.

     (c) PAYMENT TO THE TRUSTEE. Matching Contributions shall be transmitted to the Trustee and credited to each Participant's Matching Contribution Account as soon as may be reasonably practicable following the last day of the Plan Year for which the Matching Contributions are made.

     (d) NONDISCRIMINATION. Matching Contributions shall satisfy the actual contribution percentage test of Code Section 401(m). To the extent practicable, the Committee shall cause Matching Contributions on behalf of a Highly Compensated Employee to be reduced before the contribution is made to the Trust, in order to satisfy such test. In the event of excess aggregate contributions (within the meaning of treasury regulations promulgated under Section 401(m) of the Code) then, notwithstanding Section 3.3(e), such excess aggregate contributions shall be forfeited and treated as a forfeiture under Section 8.6 of the Plan.

     (d) VESTING. A Participant shall be fully vested in his Matching Contribution Account upon attaining Normal Retirement Age or in the event the Participant dies when he is an Employee. In addition, a Participant shall become vested in his Matching Contribution Account before Normal Retirement Age in accordance with the
                           MATCHING CONTRIBUTION ACCOUNT

less than one year                           0 percent
one year but less than two years             20 percent
two years but less than three years          40 percent
three years but less than four years         60 percent
four years but less than five years          80 percent
five or more years                           100 percent"


     7. Section 8.1 of the Plan, entitled "Separation from Service," is amended effective January 1, 1998 to read as follows:


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"8.1  SEPARATION  FROM  SERVICE.  A  Participant  shall have a fully  vested and nonforfeitable interest in his Salary Reduction Account and Rollover Account at all times. Upon a Participant's separation from service with the Corporation and
all  Affiliates  for  any  reason  except  death,  and  including   resignation,
retirement,  disability or other termination of employment, his Salary Reduction
Account  and  Rollover   Account,   and  the  vested  portion  of  his  Matching
Contribution Account shall be subject to distribution in accordance with Article IX."


     8. Section 8.2 of the Plan, entitled "Death," is amended effective January 1, 1998 to read as follows:

"8.2 DEATH. If a Participant dies before separating from service with the Corporation and all Affiliates, or after such separation from service but before his Accounts have been distributed to him in accordance with Article IX, his Salary Reduction Account and Rollover Account, and the vested portion of his Matching Contribution Account, shall be distributed to his Beneficiary or Beneficiaries in accordance with Article IX"

     9.  New  Section  8.6  of  the  Plan,  entitled   "Forfeiture  of  Matching
Contributions," is added to the Plan effective January 1, 1998 to read as follows:


"8.6     FORFEITURE OF MATCHING CONTRIBUTION ACCOUNT.

     (a) FORFEITURE FOLLOWING BREAK IN SERVICE. If a Participant ceases to be an Employee for any reason other than death before his Matching Contribution Account has become fully vested in accordance with Section 3.3, the nonvested portion of his Matching Contribution Account shall be forfeited as of the last day of the Plan Year in which the Participant receives a distribution (including a direct rollover) of his vested Account Balances under the Plan or, if sooner, as of the last day of the Plan Year in which he incurs his fifth consecutive one-year Break in Service. If the Participant incurs a forfeiture following a distribution of his vested Account Balances, he shall obtain a restoration of the forfeited amount by becoming an Employee and repaying to the Plan the amount distributed before he incurs five consecutive one-year Breaks in Service.

     (b) FORFEITURE FOLLOWING DEATH. If a Participant dies before his Matching Contribution Account has become fully vested in accordance with Section 3.3, the nonvested portion of his Matching Contribution Account shall be forfeited as of the last day of the Plan Year in which his death occurs.


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     (c)  FORFEITURES  USED TO REDUCE EMPLOYER  CONTRIBUTIONS.  The portion of a
Matching Contribution Account that is forfeited under this Section 8.4 shall be used to reduce Employer contributions required for Matching Contributions in a manner determined by the Committee."


     10. Section 10.3 of the Plan, entitled "Loans," is amended effective April 1, 1998 by amending subsections (c) and (e) thereof to read as follows:

     "(c) AMOUNT OF LOAN. A loan must be at least $1,000 and may not exceed the Participant's Salary Reduction Account balance determined as of the Valuation Date immediately preceding the date of the loan (adjusted for any subsequent withdrawals but not for any subsequent additions). In addition, a loan may not exceed $50,000, reduced by the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan will be made. Further, a loan may not exceed one-half of the value of the borrower's Accounts, exclusive of any rollover account, determined as of the Valuation Date specified in Section 10.3(d), with adjustment for any distributions made after such Valuation Date. Loans will be granted only in increments of $100.

     (e) NUMBER OF LOANS. A Participant may have only one loan outstanding at one time. In addition, a Participant may not take out more than one loan in any 12- month period."


          IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 27th day of March, 1998.
                                        COLUMBUS McKINNON CORPORATION


ATTEST:/s/ Lois H. Demler               By     /s/ Robert L. Montgomery
       ------------------                      ------------------------
                                        Title  Executive Vice President
                                               ------------------------

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